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                                                                    Exhibit 99.1



WAXMAN                                                                 NYSE: WAX

Waxman Industries, Inc.                       N  E  W  S     R  E  L  E  A  S  E

FOR ADDITIONAL INFORMATION, CONTACT:        At The Company:
                                            ----------------------------
                                            Armond Waxman, President
                                            440-439-1830

                                            Mark Wester, Vice President-Finance
                                            440-439-1830


FOR IMMEDIATE RELEASE

                 Waxman Industries, Inc. Announces Notification
                             of Suspension from NYSE
                             -----------------------


         BEDFORD HEIGHTS, OHIO -- March 9, 1999 -- Waxman Industries, Inc. (NYSE-WAX), a leading supplier of specialty plumbing and other products to the U.S. repair and remodeling market, reported that the New York Stock Exchange has notified the Company that its Common Stock will be suspended from trading on the New York Stock Exchange before the opening on March 22, 1999. Armond Waxman, President and Co-Chief Executive Officer, stated "Given the significant liquidity provided to the Company by the sale of U.S. Lock and the availability of additional assets to further our deleveraging efforts, we were surprised by this action taken by the New York Stock Exchange. We believe that we should be able to have our common stock listed on another exchange once we complete our deleveraging efforts. In the interim, the Company will seek market makers for its stock on the Over The Counter Market."

CAUTIONARY STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. Statements on this Press Release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on the beliefs of the Company and its management. When used in this document, the words "anticipate", "believe", "continue", "estimate", "expect", "intend", "may", "should", and similar expressions are intended to identify forward-looking statements. Such statements reflect the current view of the Company with respect to future events and are subject to certain risks, uncertainties and assumptions, including, but not limited to, the risk that the Company may not be able to implement its deleveraging strategy in the intended manner, risks associated with currently unforeseen competitive pressures and risks affecting the Company's industry, such as deceased consumer spending, customer concentration issues, and the effects of general economic conditions. In addition, the Company's business, operations and financial condition are subject to the risks, uncertainties and assumptions which are described in the Company's reports and statements filed from time to time with the Securities and Exchange Commission. Should one or more of those risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein.







WAXMAN INDUSTRIES, INC.       24460 AURORA ROAD      BEDFORD HEIGHTS, OHIO 44146

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